CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

US Parts Online, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated January 6,

2012, with respect to the financial statements of US Parts Online, Inc., in its registration statement on

Form S-1/A relating to the registration of 8,000,000 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

July 29, 2013